Exhibit 99.1

Finjan Mobile Issued its First U.S. Patent
Continues to Develop and Integrate Advanced Technology into Mobile Security Products

EAST PALO ALTO, CA – 01/30/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that its subsidiary, Finjan Mobile, Inc., received its first patent. U.S. Patent No. 9,554,279 was issued on January 24, 2017, and is titled "Authorized Areas of Authentication."

"Finjan’s return to development and reclaiming of its position as a leading cybersecurity technology company has been aggressive and purposeful. The issuance of our first patent in Finjan Mobile is a huge milestone,” said Phil Hartstein, President and CEO of Finjan Holdings. “While we are using many of Finjan’s existing patents in our Mobile products, it remains essential that we meet the growing consumer demand for privacy and protection, which is why we continue to innovate outside of our landmark technology and are working to offer the best-in-class mobile privacy and security offerings in our products."

Finjan Mobile is focused on providing state-of-the-art cyber technologies in a mobile platform, previously only available in business and enterprise applications. Much of Finjan’s early patented inventions form the base of Finjan Mobile’s VitalSecurity Secure Browser with development of new technologies continuing today, as demonstrated by the current patent issuance. The Gen3 VitalSecurity offering is being installed on roughly 1000 new devices each day. Additional features and functions are expected in Gen3.5 with a planned launch in the first quarter of 2017. Finjan Mobile’s VitalSecurity products are available for download on Android and iOS platform devices.

About Finjan Holdings, Inc.
Established 20 years ago, Finjan Holdings, Inc. is a globally recognized leader in cybersecurity. Finjan Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
LinkedIn: linkedin.com/company/finjan
Facebook: facebook.com/FinjanHoldings

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com